EXHIBIT 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”), dated June 24, 2010 and effective as of July 1, 2010 (the “Effective Date”), is by and among Cheniere Marketing, LLC, a Delaware limited liability company (“CMI”), JPMorgan LNG Co., a Delaware company (“LNGCo”) and Sabine Pass LNG, L.P., a Delaware limited partnership (“Sabine”).  CMI, LNGCo and Sabine are sometimes referred to herein collectively as the “Parties.”

Recitals:

A. CMI, LNGCo and Sabine are parties to that certain Tri-Party Agreement dated as of March 26, 2010 and effective as April 1, 2010 (the “Tri-Party Agreement”).

B. CMI, LNGCo and Sabine desire to terminate the Tri-Party Agreement in its entirety as provided herein.

NOW, THEREFORE, in consideration of the premises, the agreements made herein and for other good and valuable consideration, CMI, LNGCo and Sabine hereby agree as follows:

Agreements:

1. Termination of Tri-Party Agreement.  The Parties agree that as of the Effective Date the Tri-Party Agreement is cancelled and terminated and shall no longer be of any force or effect and all rights, powers, privileges and obligations thereunder are hereby terminated.

2. Effect of Termination.  Each of the Parties is completely and forever discharged and released from all of their respective duties and obligations under or in respect of the Tri-Party Agreement and relating to periods of time from and after the Effective Date.

3. Governing Law.  This Agreement and all rights and obligations of the Parties hereunder shall be construed, interpreted and governed by and in accordance with the laws of the State of New York.

4. Further Assurances.  Each of the parties agrees to perform all such acts (including but not limited to, executing and delivering such instruments and documents) as reasonably may be necessary to fully effectuate each and all of the purposes and intents of this Agreement.

5. Counterparts.  This Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement and agreed to be bound hereby.

CHENIERE MARKETING, LLC
By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

SABINE PASS LNG, L.P.
By: Sabine Pass LNG-GP, Inc.
its general partner
By:	/s/ Meg Gentle
Name:	Meg Gentle
Title:	Chief Financial Officer

JPMORGAN LNG CO.
By:	/s/ Patrick Strange
Name:	Patrick Strange
Title:	Managing Director

Signature Page to Termination Agreement